Exhibit 1.1
___________ Shares

(Plus up to ______ Option Shares to cover over-allotments, if any.)

MIDAS MEDICI GROUP HOLDINGS, INC.

COMMON STOCK, PAR VALUE $.001 PER SHARE

UNDERWRITING AGREEMENT

 _________, 2010

NATIONAL SECURITIES CORPORATION
 [As Representative of the Several
 Underwriters Named in Schedule I Hereto]
330 Madison Ave.
New York, NY 10017

Ladies and Gentlemen:

           Midas Medici Group Holdings, Inc., a Delaware corporation (the "COMPANY"), proposes, subject to the terms and conditions stated herein, to sell to the several Underwriters named in SCHEDULE I hereto (the "UNDERWRITERS"), for whom National Securities Corporation is serving as representative (the "REPRESENTATIVE"), an aggregate of up to [___________] shares (the "FIRM SHARES") of the Company's common stock, par value $.001 per share (the "COMMON STOCK").  If the Representative is the only firm named in SCHEDULE I hereto, then the terms "UNDERWRITERS" and “REPRESENTATIVE," as used herein, shall each be deemed to refer to such firm.  The term "UNDERWRITER" as used in this Agreement shall include any person substituted under this Section with like effect as if such person had originally been a party to this Agreement with respect to such Shares.  Notwithstanding the foregoing, in the event that any Underwriter does not purchase the Shares contemplated hereby, the Representative shall be ultimately responsible therefore.

           In addition, in order to cover over-allotments in the sale of the Firm Shares, the Underwriters may, at the Underwriters' election and subject to the terms and conditions stated herein, purchase ratably in proportion to the amounts set forth opposite their respective names in SCHEDULE I hereto, unless agreed to otherwise by the Underwriters, up to [____________] additional shares of Common Stock from the Company (such additional shares of Common Stock, the “OPTION SHARES").  The Firm Shares and the Option Shares are referred to collectively as the "SHARES." The Company and the Underwriters, intending to be legally bound, hereby confirm their agreement as follows:

1. Representations and Warranties of the Company.  The Company represents and warrants to, and agrees with, each of the Underwriters that:

(a) A registration statement on Form S-1 (File No. 333-161522) (the “INITIAL REGISTRATION STATEMENT") in respect of the Shares has been filed with the Securities and Exchange Commission (the "COMMISSION"); the Initial Registration Statement and any post-effective amendment thereto, each in the form heretofore delivered to the Representative and, excluding exhibits thereto, to each of the other Underwriters, have been declared effective by the Commission in such form; other than a registration statement, if any, increasing the size of the offering (a "RULE 462(B) REGISTRATION STATEMENT"), filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the “ACT"), which became effective upon filing, no other document with respect to the Initial Registration Statement has heretofore been filed with the Commission; and no stop order suspending the effectiveness of the Initial Registration Statement, any post-effective amendment thereto or the Rule 462(b)Registration Statement, if any, has been issued by the Commission and no proceeding for that purpose has been initiated or threatened by the Commission (any preliminary prospectus included in the Initial Registration Statement or filed with the Commission pursuant to Rule 424(a) of the rules and regulations of the Commission under the Act is hereinafter called a "PRELIMINARY PROSPECTUS"; the various parts of the Initial Registration Statement and the Rule 462(b) Registration Statement, if any, including all final exhibits thereto and including the information contained in the form of final prospectus filed with the Commission pursuant to Rule 424(b) under the Act and deemed by virtue of Rule 430A under the Act to be part of the Initial Registration Statement at the time it was declared effective or such part of the Rule 462(b) Registration Statement, if any, became or hereafter becomes effective, each as amended at the time such part of the Initial Registration Statement became effective, are hereinafter collectively called the "REGISTRATION STATEMENT"; and such final prospectus, in the form filed pursuant to Rule 424(b) under the Act, is hereinafter called the "PROSPECTUS");

(b) No order preventing or suspending the use of any Preliminary Prospectus has been issued by the Commission, and each Preliminary Prospectus, at the time of filing thereof, conformed in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder, and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and inconformity with information furnished in writing to the Company by an Underwriter through the Representative expressly for use therein.

(c) The Registration Statement conforms, and the Prospectus and any further amendments or supplements to the Registration Statement or the Prospectus will conform, in all material respects to the requirements of the Act and the rules and regulations of the Commission hereunder and do not and will not, as of the applicable effective date as to the Registration Statement and any amendment thereto, and as of the applicable filing date as to the Prospectus and any amendment or supplement thereto, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through the Representative or its counsel expressly for use therein.

(d) There are no legal or governmental proceedings pending or, to the knowledge of the Company, threatened to which the Company or any of its subsidiaries (as defined in Rule 405 of the rules and regulations under the Act) is a party or to which any of the properties of the Company or any of its subsidiaries are subject, except any such proceedings which individually or in the aggregate would not have a material adverse effect on the financial position, results of operations or business of the Company and its subsidiaries taken as a whole ("MATERIAL ADVERSE EFFECT").

(e) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of Delaware.  Each of the Company’s subsidiaries has been duly incorporated and is validly existing as a corporation in good standing under the laws of its state or country of incorporation or organization.  The Company has full power and authority (corporate and other) to own or lease its properties and conduct its business as described in the Prospectus.  The Company has full power and authority (corporate and other) to enter into this Agreement and the Underwriter's Warrant (as defined in Section 6(b) below) and to perform its obligations hereunder and thereunder.  The Company is duly qualified to transact business as a foreign corporation under the laws of each other jurisdiction in which it owns or leases properties, or conducts any business, to the extent required under such laws, except where the failure to so qualify would not have Material Adverse Effect.

(f) The Company's authorized, issued and outstanding capital stock is as disclosed in the Prospectus.  All of the issued shares of capital stock of the Company have been duly authorized and validly issued, are fully paid and nonassessable and conform to the description thereof contained in the Prospectus.  None of the issued shares of capital stock of the Company have been issued or are owned or held in violation of any statutory or any other preemptive rights of shareholders, and no person or entity (including any holder of outstanding shares of capital stock of the Company) has any statutory or any other preemptive or other rights to subscribe for any of the Shares.  None of the capital stock of the Company has been issued by it in violation of applicable federal or state securities laws.

(g) Other than the equity securities of its subsidiaries (including, without limitation, Utilipoint International, Inc.) disclosed in the Prospectus, the Company does not own, directly or indirectly, any capital stock or other equity securities of any other corporation or any ownership interest in any partnership, joint venture or other association.

(h) Except as disclosed in the Prospectus, there are no outstanding (i) securities or obligations of the Company convertible into or exchangeable for any capital stock of the Company, (ii) warrants, rights or options to subscribe for or purchase from the Company any capital stock of the Company or any such convertible or exchangeable securities or obligations (other than pursuant to the Company's stock benefit plans) or (iii) obligations of the Company to issue any shares of capital stock, any such convertible or exchangeable securities or obligations, or any such warrants, rights or options.

(i) Since the respective dates as of which information is given in the Prospectus or otherwise disclosed therein, and prior to the First Time of Delivery and Second Time of Delivery (as such terms are hereinafter defined), (i) neither the Company nor any of its subsidiaries has incurred any liabilities or obligations, direct or contingent, or entered into any transactions, not in the ordinary course of business, that are material to the Company, (ii) the Company has not purchased any of its outstanding capital stock or declared, paid or otherwise made any dividend or distribution of any kind on its capital stock, (iii) there has not been any material change in the capital stock, long-term debt or short-term debt of the Company, and (iv) there has not been any change, or any development involving a prospective change, which would have a Material Adverse Effect, in each case other than as disclosed in or contemplated by the Prospectus.

(j)  Neither the Company nor any of its subsidiaries is, or with notice or the passage of time or both would be, in violation of its Articles of Incorporation or Bylaws (or comparable charter documents) or in default under any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which the Company or any of its subsidiaries is a party or to which any of their properties or assets are subject other then as would not have a Material Adverse Effect.

(k) The Company and its subsidiaries have good and marketable title in fee simple to all real property, if any, and good title to all personal property owned by them, in each case, free and clear of all liens, security interests, pledges, charges, encumbrances, mortgages and defects, except such as are disclosed in the Prospectus or do not materially interfere with the use made or proposed to be made of such property by the Company and its subsidiaries; and any real property and buildings held under lease by the Company or any of its subsidiaries are held under valid, subsisting and enforceable leases, with such exceptions as are disclosed in the Prospectus or are not material and, in any case, do not materially interfere with the use made or proposed to be made of such property and buildings by the Company and its subsidiaries.

(l) The issue and sale of the Shares by the Company and the issue and sale of the Underwriter’s Warrant, the Warrant Shares by the Company when issued and delivered upon due exercise of the Underwriter’s Warrant and the compliance by the Company with all of the provisions of this Agreement and the Underwriter's Warrant and the consummation of the transactions herein and therein contemplated will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, nor will such action result in any violation of the provisions of the Articles of Incorporation or By-laws of the Company or any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties; and no filing, consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the issue and sale of the Shares or the Warrant Shares or the consummation by the Company of the transactions contemplated by this Agreement and the Underwriter's Warrant, except the registration under the Act of sale of the Shares, the approval by FINRA of the terms of the sale of the Shares and of the Underwriter’s Warrant and such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or blue sky laws in connection with the purchase and distribution of the Shares by the Underwriters.

(m) Other than as disclosed in the Prospectus, there is no litigation, arbitration, claim, proceeding (formal or informal) or investigation (including without limitation, any Company regulatory proceeding) pending or, to the Company’s knowledge, threatened in which the Company or any of its subsidiaries is a party or of which any of their properties or assets are the subject which, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a Material Adverse Effect.  Neither the Company nor any of its subsidiaries is in violation of, or in default with respect to, any law, statute, rule, regulation, order, judgment or decree, except as described in the Prospectus or such as do not and will not individually or in the aggregate have a Material Adverse Effect, and neither the Company nor any of its subsidiaries is required to take any action in order to avoid any such violation or default.

(n) JH Cohn LLP, Certified Public Accountants, which have certified certain financial statements of the Company included in the Prospectus, are independent public accountants as required by federal law and the rules and regulations of the Commission and are registered with the Public Company Accounting Oversight Board.

(o) The financial statements and schedules (including the related notes) of the Company and its subsidiaries included in the Prospectus and/or any Preliminary Prospectus were prepared in accordance with generally accepted accounting principles for financial reporting in the United States ("GAAP"), applied on a consistent basis throughout the periods involved and fairly present the consolidated financial position and results of operations of the Company and its subsidiaries at the dates and for the periods presented.  The selected consolidated financial data and other operating and statistical information set forth in the Prospectus fairly present, on the basis stated in the Prospectus, the information included therein, and have been compiled on a basis consistent with that of the audited financial statements included in the Prospectus.  The unaudited interim consolidated financial statements included in the Prospectus comply as to form in all material respects with the applicable accounting requirements of Rule 10-01 of Regulation S-X under the Act.

(p) The execution, delivery and performance of each of this Agreement and the Underwriter’s Warrant have been duly authorized, executed and delivered by the Company and, assuming due execution, delivery and performance of this Agreement by the Representative, each constitutes the valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, subject, as to enforcement, to applicable bankruptcy, insolvency, reorganization and moratorium laws and other laws relating to or affecting the enforcement of creditors' rights generally and to general equitable principles and except as the enforceability of rights to indemnity and contribution under this Agreement may be limited under applicable securities laws or the public policy underlying such laws.

(q) When the Shares to be sold by the Company hereunder have been duly delivered against payment therefor as contemplated by this Agreement, the Shares will be validly issued, fully paid and nonassessable, and the holders thereof will not be subject to personal liability solely by reason of being such holders.  When the Warrant Shares to be sold by the Company upon exercise of the Underwriter's Warrant have been duly delivered against payment therefor as contemplated by the Underwriter's Warrant, the Warrant Shares will be validly issued, fully paid and nonassessable, and the holders thereof will not be subject to personal liability solely by reason of being such holders.  The stock certificate representing the Shares is in proper legal form under, and conforms in all respects to the requirements of, the General Corporation Law of the State of Delaware.

(r) The Company has not distributed and will not distribute any offering material in connection with the offering and sale of the Shares other than a Preliminary Prospectus, the Prospectus and such other material, including but not limited to advertisements or press releases, if any, as has been or will be provided to the Underwriters prior to distribution for their review and consent, said consent not to be unreasonably withheld.

(s) The operations of the Company and its subsidiaries with respect to any real property currently leased or owned by them are in compliance in all material respects with all applicable federal, state, and local laws, ordinances, rules, and regulations relating to occupational health and safety and the environment (collectively, "LAWS"), and neither the Company nor any of its subsidiaries has violated any Laws in a way which, individually or in the aggregate, would have a Material Adverse Effect.  Except as disclosed in the Prospectus, there is no pending or, to the Company's knowledge, threatened claim, litigation or administrative agency proceeding, nor has the Company or any of its subsidiaries received any written or oral notice from any governmental entity or third party, that: (i)alleges a violation of any Laws by the Company or any of its subsidiaries or (ii) alleges that the Company or any of its subsidiaries is a liable party under the Comprehensive Environmental Response, Compensation, and Liability Act, 42 U.S.C.  Section 9601 et seq. or any state superfund law.

(t) The Company and its subsidiaries have sufficient interests in, all patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names or other intellectual property (collectively, "INTELLECTUAL PROPERTY") necessary for their business as described in the Prospectus, and neither the Company nor any of its subsidiaries has received any notice or is otherwise aware of any infringement of, or conflict with, any asserted rights of others with respect to any Intellectual Property which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

(u) The Company and its subsidiaries make and keep accurate books and records reflecting their assets and maintain internal accounting controls which provide reasonable assurance that (i) transactions are executed in accordance with management's authorization, (ii) transactions are recorded as necessary to permit preparation of the Company's consolidated financial statements in accordance with GAAP and to maintain accountability for the assets of the Company and its subsidiaries, (iii) access to the assets of the Company and its subsidiaries is permitted only in accordance with management's authorization, and (iv) the recorded assets of the Company and its subsidiaries are compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(v) The Company and its subsidiaries have filed all foreign, federal, state and local tax returns that are required to be filed by them and have paid all taxes shown as due on such returns, as well as all other taxes, assessments and governmental charges that are due and payable; and no material deficiency with respect to any such return has been assessed or, to the knowledge of the Company, proposed.

(w) Except for such plans as are expressly disclosed in the Prospectus ("PLANS"), the Company and its subsidiaries do not maintain, contribute to or have any material liability with respect to any employee benefit plan, profit sharing plan, employee pension benefit plan, employee welfare benefit plan, equity-based plan or deferred compensation plan or arrangement that is subject to the provisions of the Employee Retirement Income Security Act of 1974, as amended, or the rules and regulations thereunder ("ERISA").  All Plans are in compliance with all applicable laws, including but not limited to ERISA and the Internal Revenue Code of 1986, as amended (the "CODE") and have been operated and administered in accordance with their terms.  No Plan is a multi-employer plan.  The Company and its subsidiaries do not provide retiree life and/or retiree health benefits or coverage for any employee or any beneficiary of any employee after such employee’s termination of employment, except as required by Section 4980B of the Code or under a Plan which is intended to be "qualified" under Section 401(a) of the Code.  No liability has been, or could be expected to be, incurred under Title IV of ERISA or Section 412 of the Code by any entity required to be aggregated with the Company pursuant to Section 4001(b) of ERISA and/or Section 414(b) or (c) of the Code (and the regulations promulgated thereunder) with respect to any "employee pension benefit plan" which is not a Plan.  As used in this subsection, the terms "defined benefit plan," "employee benefit plan," "employee pension benefit plan," "employee welfare benefit plan" and "multi-employer plan" shall have the respective meanings assigned to such terms in Section 3 of ERISA.

(x) No material labor dispute exists with the Company's or any of its subsidiaries employees, and no such labor dispute is threatened.  The Company has no knowledge of any existing or threatened labor disturbance by the employees of any of its principal agents, suppliers, contractors or customers that would be likely to have a Material Adverse Effect.

(y) The Company and its subsidiaries have received all permits, licenses, franchises, authorizations, registrations, qualifications and approvals (collectively, "PERMITS") of governmental or regulatory authorities (including, without limitation, state or federal regulatory authorities) as may be required of them to own their properties and conduct their business in the manner described in the Prospectus, subject to such qualifications as may be set forth in the Prospectus and except for such deficiencies with respect to the foregoing which would not have a Material Adverse Effect; and the Company and its subsidiaries each have fulfilled and performed all of its material obligations with respect to such Permits, and no event has occurred which allows or, after notice or lapse of time or both, would allow revocation or termination thereof or result in any other material impairment of the rights of the holder of any such Permit, subject in each case to such qualifications as may be set forth in the Prospectus; and, except as described in the Prospectus, such Permits contain no restrictions that materially affect the ability of the Company or its subsidiaries to conduct their business.

(z) The Common Stock has been registered pursuant to Section 12 of the Securities and Exchange Act of 1934, as amended (the “EXCHANGE ACT”).  The Company has filed, or has had filed on its behalf, on a timely basis, all materials, reports, documents and information, including but not limited to annual reports, with the Commission which are required to be filed by it.

(aa) The Company is not an "investment company" or a company "controlled" by an investment company as such terms are defined in Sections 3(a) and 2(a)(9), respectively, of the Investment Company Act of 1940, as amended (the "INVESTMENT COMPANY ACT"), and if the Company conducts its business as set forth in the Prospectus, it will not become an "investment company" and will not be required to register under the Investment Company Act.

(bb) The Company has in place and effective such policies of insurance, with limits of liability in such amounts, as are normal and prudent in the ordinary scope of business similar to that of the Company in the jurisdictions in which it conducts business.

2. Purchase and Sale of Shares.

(a) Subject to the terms and conditions herein set forth, the Company agrees to sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at a purchase price of [______] Dollars and [______] Cents ($[____]) per share (the "PER SHARE PRICE") the number of Firm Shares to be purchased by such Underwriter as set forth opposite the name of such Underwriter in SCHEDULE I hereto.

(b) The Company hereby grants to the Underwriters the right to purchase at their election, in whole or in part, from time to time, the Option Shares, at the Per Share Price, for the sole purpose of covering over-allotments in the sale of the Firm Shares.  Any such election to purchase Option Shares may be exercised by written notice from the Representative to the Company, given at anytime (but not more than once) within a period of 45 calendar days after the date of this Agreement and setting forth the aggregate number of Option Shares to be purchased and the date on which such Option Shares are to be delivered, as determined by the Representative, but in no event earlier than the First Time of Delivery (as hereinafter defined) or, unless the Representative otherwise agrees in writing, earlier than two or later than ten business days after the date of such notice.  In the event the Underwriters elect to purchase all or a portion of the Option Shares, the Company agrees to furnish or cause to be furnished to the Representative the certificates, letters and opinions, and to satisfy all conditions set forth in Section 7 hereof at the Subsequent Time of Delivery (as hereinafter defined).

(c) In making this Agreement, each Underwriter is contracting severally, and not jointly, and except as provided in Sections 2(b) and 9 hereof, the agreement of each Underwriter is to purchase only that number of shares specified with respect to that Underwriter in SCHEDULE I hereto.  No Underwriter shall be under any obligation to purchase any Option Shares prior to an exercise of the option with respect to such Option Shares granted pursuant to Section 2(b) hereof.

3. Offering by the Underwriters.  Upon the authorization by the Representative of the release of the Shares, the several Underwriters propose to offer the Shares for sale upon the terms and conditions disclosed in the Prospectus.

4. Delivery of Shares; Closing.  The Firm Shares shall be issued in the form of one or more fully registered stock certificates in book-entry form in such denomination and registered in the name of the nominee of The Depositary Trust Company ("DTC") or in such names as the Representative may request upon at least two business days' prior notice to the Company, and shall be delivered by or on behalf of the Company to the Representative for the account of such Underwriter, against payment by such Underwriter on its behalf of the purchase price therefore by wire transfer of immediately available funds to such accounts as the Company shall designate in writing.  The closing of the sale and purchase of the Firm Shares shall be held at the offices of Hodgson Russ LLP, 1540 Broadway, 24th Floor, New York, New York 10036.  The time and date of such delivery and payment shall be, with respect to the Firm Shares, at 9:00 a.m., New York City time, on the fourth (4th) full business day after this Agreement is executed or at such other time and date as the Representative and the Company may agree upon in writing, and, with respect to the Option Shares, at 9:00 a.m., Eastern time, on the date reasonably specified by the Representative in the written notice given by the Representative of the Underwriters' election to purchase all or part of such Option Shares, or at such other time and date as the Representative and the Company may agree upon in writing.  Such time and date for delivery of the Firm Shares is herein called the "FIRST TIME OF DELIVERY," such time and date for delivery of any Option Shares, if not the First Time of Delivery, is herein called a "SUBSEQUENT TIME OF DELIVERY," and each such time and date for delivery is herein called a "TIME OF DELIVERY".

5. Covenants of the Company.  The Company covenants and agrees with each of the Underwriters that:

(a) The Company will prepare the Prospectus in a form approved in all material respects by its counsel and the Representative and file such Prospectus pursuant to Rule 424(b) under the Act not later than the Commission's close of business on the second business day following the execution and delivery of this Agreement, or, if applicable, such earlier time as may be required by Rule 430A(a)(3) under the Act.  Any further amendment or any supplement to the Registration Statement or Prospectus shall be presented to the Representative in advance of filing and shall be filed unless disapproved by the Representative for good reason within 3 business days thereof.

(b) The Company will advise the Representative promptly after receiving notice of (i) any request by the Commission for the amending or supplementing of the Registration Statement or Prospectus or for additional information; (ii) the time when any amendment to the Registration Statement has been filed or becomes effective or any supplement to the Prospectus or any amended Prospectus has been filed and to furnish the Representative with copies thereof; and (iii) the issuance by the Commission of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or prospectus, of the suspension of the qualification of the Shares for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose.  In the event of the issuance of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or prospectus or suspending any such qualification, promptly to use its best efforts to obtain the withdrawal of such order.

(c) The Company promptly from time to time will take such action as the Representative may reasonably request to qualify the Shares for offering and sale under the securities or blue sky laws of such jurisdictions within the United States as the Representative may request and will continue such qualifications in effect for as long as may be necessary to complete the distribution of the Shares, provided that in connection therewith the Company shall not be required to qualify as a foreign corporation or as a dealer in securities or to file a general consent to service of process in any jurisdiction.  The Company will file such statements and reports as may be required by the laws of each jurisdiction in which the Shares have been qualified as above provided.

(d) The Company will promptly provide the Representative, without charge, at each Time of Delivery, as many copies of the Prospectus and any amendment or supplement thereto as the Representative may reasonably request.

(e) To furnish to its stockholders as soon as practicable after the end of each fiscal year an annual report (including a balance sheet and statements of income, stockholders' equity and cash flows of the Company and its consolidated subsidiaries certified by independent public accountants) and, as soon as practicable after the end of each of the first here quarters of each fiscal year (beginning with the fiscal quarter ending after the effective date of the Registration Statement), to make available to its stockholders consolidated summary financial information of the company and its subsidiaries for such quarter in reasonable detail.

(f) During the period beginning from the date hereof and continuing to and including the date 365 days after the date of the Prospectus, the Company will not, and will cause each executive officer and director of the Company and each stockholder of the Company owning 2% or more of the outstanding Common Stock to deliver to the Representative an agreement in the form attached hereto as Exhibit A (each, a "LOCK-UP AGREEMENT"), agreeing not, without the prior written consent of the Representative, directly or indirectly to (i) offer, sell, contract to sell or otherwise dispose of, any shares of Common Stock or securities convertible into or exercisable or exchangeable for shares of Common Stock or (ii) enter into any swap or other agreement or any transaction that transfers, in whole or in part, the economic consequences of ownership of shares of Common Stock whether any such swap or other agreement is to be settled by delivery of shares of Common Stock, other securities, cash or otherwise; except for the sale of the Shares hereunder, except for the issuance of Common Stock upon the exercise of stock options or warrants or the conversion of convertible securities outstanding on the date of this Agreement to the extent that such stock options, warrants and convertible securities are disclosed in the Prospectus and except for the grant to employees of stock options to purchase Common Stock which are not exercisable within such 365 days.  Notwithstanding the foregoing, Knox Lawrence International, LLC (“KLI”), shall be permitted to transfer up to 10% of its shares of the Company’s Common Stock to up to five individuals or entities, provided that each such transferee, simultaneously with becoming a transferee executes and delivers and is bound by a Lock-Up Agreement.

(g) Upon request of the Representative and during the period of three years commencing on the date of this Agreement, the Company will furnish to the Representative and, upon request, to each of the other Underwriters, without charge, (i) copies of all reports and (ii) as soon as they are available, copies of any reports and financial statements furnished to or filed under the Securities Exchange Act of 1934 (the "Exchange Act").

(h) Prior to the termination of the underwriting syndicate contemplated by this Agreement, the Company and its affiliates will not, and the Company shall cause its officers and directors not to, (i) take, directly or indirectly, any action designed to cause or to result in, or that might be expected to cause or result in, the stabilization or manipulation of the price of any security of the Company or (ii) sell, bid for, purchase or pay anyone any compensation for soliciting purchases of, the Shares.  Notwithstanding anything herein to the contrary, no market stabilization activities lawfully and reasonably implemented by the Underwriters with respect to the Shares or Option Shares, during the period immediately after the closing of First Time of Delivery shall be deemed a violation of this Agreement.

(i) In case of any event, at any time within the period between the date hereof and the First Time of Delivery or final Subsequent Time of Delivery, as a result of which any Preliminary Prospectus or the Prospectus, as then amended or supplemented, would contain an untrue statement of a material fact, or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, the Company promptly will prepare an amendment or supplement that will correct such statement or omission and will furnish to the several Underwriters such number of copies of such amendment(s) or supplement(s) as the Representative may reasonably request.  For purposes of this subsection, the Company will provide such information to the Representative's counsel and counsel to the Company as shall be necessary to enable such persons to consult with the Company with respect to the need to amend or supplement any Preliminary Prospectus or the Prospectus, and shall furnish to the Representative and the Underwriters' counsel such further information as each may from time to time reasonably request.

(j) The Company shall use its best efforts to have the Shares quoted on the FINRA OTC Bulletin Board.

(k) The Company shall continue to retain as its accountants JH Cohn LLP or another firm of independent public accountants reasonably acceptable to the Representative for one year from the First Time of Delivery.

(l) The Company shall retain as outside legal counsel a firm acceptable to the Representative, which shall be experienced in securities law matters, for one year from the First Time of Delivery.  The Representative acknowledges that Sichenzia Ross Friedman Ference LLP, the Company's current counsel, is so qualified.

(m) The Company shall establish, maintain and execute an active and vigorous investor relations program for a period of 2 years from the First Time of Delivery.   The Company shall retain continuously an investor/public relations firm reasonably acceptable to the Representative for a period of 2 years from the First Time of Delivery.  If no investor relations firm has been hired for any 2 month period, the Representative may hire, at the Company’s reasonable expense, a firm on behalf of the Company the fees of which shall be paid by the Company by the date due.

(n) By the First Delivery Date, if not previously registered, the Company shall have registered the Common Stock pursuant to the Exchange Act, and the Company shall use its best efforts to maintain such registration in effect for a period of at least 5 years from the first Delivery Date.

(o) By the First Delivery Date, the Company shall register with, and for a period of five years from such date shall remain covered by, the corporate Record Savings and Annual Report Information Service published by Standard & Poor’s Corporation or a similar manual filing service.

(p) By the First Delivery Date and for a period of one year from such date, the Company shall continue to retain Continental Stock Transfer & Trust Company or retain another transfer agent reasonably acceptable to the Representative.  The Company shall cause such transfer agent to provide the Representative with copies of the Company’s stock transfer sheet on a quarterly basis.

(q) For a period of not less than one year from the First Delivery Date, promptly following the close of each fiscal quarter, the Company will upon request provide the Representative with copies of quarterly statements setting forth such information regarding the Company’s operations and financial position (including balance sheet, profit and loss statements and data regarding outstanding purchase orders) as may be regularly prepared by management of the Company and its subsidiaries.

(r) For a period of one year following the First Delivery Date, the Company shall not, without the prior written consent of the Representative file a registration statement with the Commission, other than a registration statement on Form S-8, or any similar successor form for the registration of securities issuable under the Company’s stock option plan; or  sell any securities pursuant to Regulation S, promulgated under the Securities Act.

6. Expenses and Fees.

(a) The Company will pay all costs and expenses, up to a maximum of $50,000, incident to the performance of the obligations of the Company under this Agreement, whether or not the transactions contemplated hereby are consummated or this Agreement is terminated pursuant to Section 10 hereof, including, without limitation, all costs and expenses incident to (i) the preparation, printing of and mailing expenses associated with any Preliminary Prospectus and the Prospectus and any amendments or supplements thereto, this Agreement, the Agreement among the Underwriters, the Underwriters' Questionnaire submitted to each of the Underwriters by the Representative in connection herewith, the power of attorney executed by each of the Underwriters in favor of the Representative in connection herewith, the Selected Dealer Agreement and related documents (collectively, the "UNDERWRITING DOCUMENTS"); (ii) the fees, disbursements and expenses of the Company's counsel and accountants in connection with the registration of the Company's Common Stock under the Exchange Act and all other expenses in connection with the preparation and, if applicable, filing of, any Preliminary Prospectus, the Prospectus and any amendments and supplements thereto and the Underwriting Documents; (iii) the delivery of copies of the foregoing documents to the Underwriters; (iv) the filing fees of the Financial Industry Regulatory Authority Inc. (“FINRA”) relating to its approval of the fairness and reasonableness of the underwriting terms and arrangements; (v) the preparation, issuance and delivery to the Underwriters of any certificates evidencing the Shares, including transfer agent's and registrar's fees; (vi) any fees relating to causing the shares to be quoted on the FINRA OTC Bulletin Board; (vii) any expenses for travel, lodging and meals incurred by the Company and any of its officers, directors and employees in connection with any meetings with prospective investors in the Shares; (viii) any reasonable cost of holding due diligence meetings and drafting sessions; (ix) any cost for placing a "tombstone” advertisement in the Wall Street Journal; (x) all “Blue Sky” filing fees as requested by the Representative and all costs and expenses of “Blue Sky” registration or qualification, including the fees and disbursements of the Representatives legal counsel in connection therewith, the costs of preparing, printing and delivering “Blue Sky” memoranda, and all state registration, qualification and filing fees, and (xi) all other costs and expenses reasonably incident to the performance of the Company's obligations hereunder that are not otherwise specifically provided for in this Section 6.  In addition, at the closing of each sale of securities pursuant to this Agreement, we will withhold and retain an amount equal to one percent (1%) of the aggregate offering price to the public of the Common Stock so sold.

(b) On the Closing Date, the Company will further issue and sell to the Representative or, at the direction of the Representative, to designees of the Representative, at a purchase price of $100.00 and for other good and valuable consideration, warrants to purchase Common Stock (the "UNDERWRITER’S WARRANT") entitling the holders thereof to purchase an aggregate of up to [______] shares of Common Stock, plus a number of shares of Common Stock equal to 5% of any Option Shares purchased by the Underwriters  (the "WARRANT SHARES"), and, exercisable for a period of four years, such period to commence on the first anniversary of the effective date of the Registration Statement.  The Underwriter's Warrant shall be exercisable at a price equal to 120% of the public offering price of the Firm Shares, and shall contain terms and provisions more fully set forth more particularly in the warrant agreement relating to the Underwriter’s Warrant to be executed by the Company at each Time of Delivery (the "UNDERWRITER'S WARRANT AGREEMENT").  No sale, transfer, assignment, pledge or hypothecation of the Underwriter's Warrant shall be made for a period of one year from the effective date of the Registration Statement, except (i) by operation of law or reorganization of the Company, or (ii) to the Representative and bona fide partners, officers (not directors) of the Representative and selling group members.  A copy of the form of the Underwriter’s Warrant is set forth in EXHIBIT UW appended hereto.

7. Conditions of the Underwriters' Obligations.  The obligations of the Underwriters hereunder to purchase and pay for the Shares to be delivered at each Time of Delivery shall be subject, in their discretion, to the accuracy of the representations and warranties of the Company contained herein as of the date hereof and as of such Time of Delivery, to the accuracy of the statements of the Company's officers made pursuant to the provisions hereof, to the performance by the Company of its covenants and agreements hereunder, and to the following additional conditions precedent:

(a) The Prospectus shall have been filed with the Commission pursuant to Rule 424(b) within the applicable time period prescribed for such filing by the rules and regulations under the Act and in accordance with Section 5(a) hereof; if the Company has elected to rely upon Rule 462(b), the Rule 462(b) Registration Statement shall have been filed by 10:00 P.M., Washington, D.C.  time, on the date of this Agreement; no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to the Representative's reasonable satisfaction.

(b) The Representative shall have received a copy of an executed Lock-Up Agreement from the Company and each of the Company's executive officers and directors.

(c)  The Representative shall have received an opinion, dated as of each Time of Delivery, of Sichenzia Ross Friedman Ference LLP, securities counsel for the Company in connection with this Agreement, in form and substance satisfactory to the Representative and its counsel, to the effect that:

(i) Based solely upon certificates of public officials, the Company is validly existing as a corporation, and is in good standing, under the General Corporation Law of the State of Delaware.  The Company has the corporate power under the General Corporation Law of the State of Delaware and the Articles of Incorporation and the By-Laws of the Company to execute, deliver and perform (including, but not limited to, issuing the Firm Shares and the Option Shares in accordance with this Agreement) this Agreement, the Underwriter's Warrant.  The Company has the corporate power under the General Corporation Law of the State of Delaware and the Articles of Incorporation and the By-laws of the Company to own its properties and conduct its business as described in the Prospectus.  Based solely upon the certificate of an officer, of the Company as to factual matters, there is no state in which, by virtue of the ownership of property, or the conduct of business, by the Company in such state, the Company would be required to qualify to do business under the statute of such state providing for the qualification of a business corporation incorporated in another state to do business to such state.

(ii)  Based solely upon certificates of public officials, Utilipoint (the "WHOLLY-OWNED SUBSIDIARY") is validly existing as a corporation, and is in good standing under the Business Corporation Act of the State of New Mexico.  All of the issued shares of capital stock of the U.S. Subsidiary (the “WHOLLY-OWNED SUBSIDIARY SHARES”) have been duly and validly authorized and issued and, assuming they are fully paid, are non-assessable, under the New Mexico Business Corporation Act and the Articles of Incorporation and the By-Laws of the US Subsidiary.  All of the Wholly-Owned Subsidiary Shares are owned of record directly by the Company, and to such counsel's knowledge, are free and clear of all liens, encumbrances, equities and claims.  Based solely as to factual matters upon representations and warranties made by an officer of the Company the Wholly-Owned Subsidiary Shares are fully paid.

(iii) Based solely upon certificates of public officials, The Intelligent Project LLC (the "MAJORITY-OWNED SUBSIDIARY", and collectively with the Wholly-Owned Subsidiary, the “U.S. SUBSIDIARIES) is validly existing as a limited liability company, and is in good standing under the [LLC law] of _______________.  All of the membership interests of the Majority-Owned Subsidiary have been duly and validly authorized and issued and, based solely upon a certificate of an officer of the Company, are fully paid, under the [LLC law] of ________ and the [Articles of Organization] and the [operating agreement] of the Majority-Owned Subsidiary.   Based solely upon a certificate of an officer of the Company, the Company owns a [60]% membership interest in the Majority-Owned Subsidiary, and to such counsel’s knowledge, such ownership interest is free and clear of all liens, encumbrances, equities and claims.

(iv) All of the issued shares of capital stock of the Company, including, but not limited to, all of the Shares and all other outstanding shares of the Common Stock, have been duly authorized and validly issued, and assuming they are fully paid are non-assessable, under the General Corporation Law of the State of Delaware and the Articles of Incorporation and the By-laws of the Company and conform in all material respects to the description thereof contained in the Prospectus. Assuming compliance with the terms of this Agreement and based solely as to factual matters upon representations and warranties made by an officer of the Company, the Shares and all other outstanding shares of Common Stock are fully paid. The Warrant Shares have been duly authorized, and, when delivered against payment therefor as contemplated by the Underwriter's Warrant, will be validly issued, fully paid and nonassessable, under the General Corporation Law of the State of Delaware and the Articles of Incorporation and the By-laws of the Company and will conform to the description thereof contained in the Prospectus.  Based solely as to factual matters on representations and warranties made by an officer of the Company, none of the issued shares of the Common Stock has been issued in violation of the General Corporation Law of the State of Delaware or any preemptive right of any shareholder under the Articles of Incorporation or the By-laws of the Company, and no party (including, but not limited to, any holder of outstanding shares of the Common Stock) has any preemptive right under the General Corporation Law of the State of Delaware, or to the knowledge of such counsel, under any agreement, contract or arrangement, to subscribe for any of the Shares or any of the Warrant Shares.

(v) To such counsel's knowledge, except as disclosed in the Prospectus, there is no outstanding (A) security or obligation of the Company convertible into or exchangeable for any capital stock of the Company, (B) warrant, right or option to subscribe for or purchase from the Company any such capital stock or any such security or obligation of the Company convertible into or exchangeable for any such capital stock other than pursuant to the Company's stock benefit plans or (C) obligation of the Company to issue any shares of such capital stock, any such security or obligation of the Company convertible into or exchangeable for any such capital stock or any such warrant, right or option.

(vi) The sale of those of the Shares being sold at such Time of Delivery, the sale of the Warrant Shares upon exercise of the Underwriter's Warrant and the performance of this Agreement, the Underwriter's Warrant and the consummation of the transactions contemplated by this Agreement and the Underwriter's Warrant will not, assuming the application of proceeds from the sale of the Shares as set forth in the Prospectus, violate (A) the General Corporation Law of the State of Delaware, any statute, rule or regulation of the State of New York or any United States federal statute rule or regulation, (B) to counsel's knowledge, any order of any governmental agency or body or any court having jurisdiction over the Company, the U.S. Subsidiary or any of the properties of the Company or the U.S. Subsidiary, (C) to such counsel’s knowledge, any agreement or instrument (including, but not limited to, any indenture but excluding any loan or credit agreement, mortgage or lease) to which the Company or the U.S. Subsidiary is a party, by which the Company or the U.S. Subsidiary is bound or to which any of the properties of the Company or the U.S. Subsidiary is subject and that is identified to such counsel by the Company or (D) the Articles of Incorporation or the By-laws of the Company.

(vii) No consent, approval, authorization or order of, or filing with, any governmental agency or body of the State of Delaware or the State of New York, any court of the State of Delaware or the State of New York or any United States federal governmental agency or body or United States federal court is required to be obtained or made by the Company under the General Corporation Law of the State of Delaware, any statute, rule or regulation of the State of New York or any United States federal statute, rule or regulation for the consummation of the transactions contemplated by this Agreement in connection with the sale of the Shares and the Warrant Shares by the Company, except for those that have been obtained and made under the Act and those required under the Exchange Act or any state securities statute, rule or regulation.

(viii) To such counsel's knowledge, other than as disclosed in the Prospectus, there is no pending or threatened litigation, arbitration or investigation to which the Company or the U.S. Subsidiary is a party or to which any of the properties of the Company or the U.S. Subsidiary is subject that, if determined adversely to the Company or the U.S. Subsidiary, would individually or in the aggregate have a Material Adverse Effect.

(ix) The execution, delivery and performance (including, but not limited to, the issuance of the Firm Shares and the Option Shares in accordance with this Agreement) of this Agreement and the Underwriter's Warrant by the Company have been duly authorized by all corporate (including, but not limited to, shareholder) action of the Company necessary under the General Corporation Law of the State of Delaware and the Articles of Incorporation and the By-Laws of the Company.

(x) Each of this Agreement and the Underwriter's Warrant is enforceable against the Company in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization and moratorium statutes, rules and regulations and other statutes, rules and regulations relating to or affecting the enforcement of creditors' rights generally and to general equitable principles and except that the enforceability of rights to indemnity and contribution under this Agreement may be limited under any applicable securities statute, rule or regulation or any public policy underlying any such statute, rule or regulation.

(xi) The Company is not and, after giving effect to the offering and sale of the Shares and the application of the proceeds thereof as described in the Prospectus and taking account of the operation of the Company's business as described in the Prospectus, will not be an "investment company" as defined in the Investment Company Act.

(xii) The Registration Statement and the Prospectus, and each amendment or supplement to either, each as of its effective or issue date (other then the financial statements and the notes and schedules thereto, as to which such counsel need express no opinion), complied as to form in all material respects with the requirements of the Act and the rules and regulations thereunder.

 Such counsel shall also confirm that, although such counsel has not passed upon, has not undertaken to verify independently, and does not assume any responsibility for, the accuracy, completeness or fairness of any statement contained in the Preliminary Prospectus or the Prospectus, subject to the qualifications set forth in such opinion, that, based upon participation in conferences with officers, directors and other representatives of the Company, representatives of the independent public accountants for the Company and representatives of the Representative at which the contents of the Prospectus or any amendment thereof or supplement thereto were discussed, such counsel has no reason to believe that the Prospectus or any amendment thereof or supplement thereto, as of its issue date or as of the date of such opinion, contains or contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading (provided that such counsel need not express any belief regarding the financial statements, the notes and schedules thereto and other financial, statistical or operating information or data contained in the Prospectus or any amendment or supplement thereto).

 In rendering any such opinion, such counsel may rely, to the extent such counsel deems proper, on certificates of officers of the Company or the U.S. Subsidiary as to matters of fact, on certificates of public officials and on opinions of local counsel.  Copies of such certificates and opinions shall be furnished to the Underwriters and counsel for the Underwriters.

(d) Hodgson Russ LLP, counsel for the Underwriters, shall have furnished to the Representative such opinion or opinions, dated such Time of Delivery, with respect to such matters as the Representative may reasonably request, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

(e) The Representative shall have received from JH Cohn LLP and REDW LLC,  in form and substance satisfactory to the Representative, letters dated as of the date hereof, the date of delivery of the Firm Shares and the date(s) of delivery of any Option Shares, containing statements and information of the type ordinarily included in accountants’ “comfort letters" to Underwriters with respect to the financial statements and certain financial information contained in the Prospectus; provided that the letter dated as of the date of delivery of the Firm Shares shall use a "cut-off date" not earlier than the date hereof.

(f) Since the date of the latest audited financial statements included in the Prospectus, neither the Company nor any of its subsidiaries shall have sustained any material change or any development reasonably likely to involve a material prospective change (including, without limitation, a change in management or control of the Company), other than as disclosed in or contemplated by the Prospectus, the effect of which, in either such case, in the Representative's reasonable judgment makes it impracticable or inadvisable to proceed with the purchase, sale and delivery of the Shares.

(g) Subsequent to the date hereof and prior to Closing, there shall not have occurred any of the following: (i) any suspension or limitation in trading in securities generally on any national securities exchange or any setting of minimum prices for trading on any national securities exchange, or in the Common Stock of the Company by the Commission or any national securities exchange; (ii) a moratorium on commercial banking activities declared by either federal or state authorities;  (iii) any outbreak or escalation of hostilities involving the United States, declaration by the United States of a national emergency or war or any other national or international calamity or emergency if the effect of any such event specified in this clause; or (iv) in the Representative's reasonable judgment makes it impracticable or inadvisable to proceed with the purchase, sale and delivery of the Shares.

(h) The Company shall have furnished to the Representative at such Time of Delivery certificates of the chief executive officer or an executive vice president and the chief financial officer of the Company satisfactory to the Representative, as to the accuracy of the representations and warranties of the Company herein at and as of such Time of Delivery with the same effect as if made at such Time of Delivery, as to the performance by the Company of all of its obligations hereunder to be performed at or prior to such Time of Delivery, and as to such other matters as the Representative may reasonably request, and the Company shall have furnished or caused to be furnished certificates of such officers as to such matters as the Representative may reasonably request.

(i) The representations and warranties of the Company in this Agreement and in the certificates delivered by the Company pursuant to this Agreement shall be true and correct in all material respects when made and on and as of each Time of Delivery as if made at such time, and the Company shall have performed in all material respects all covenants and agreements and satisfied all conditions contained in this Agreement required to be performed or satisfied by the Company at or before such Time of Delivery.

8. Indemnification and Contribution.

(a) The Company agrees to indemnify and hold harmless each Underwriter against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, including reasonable attorneys’ fees,  insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon: (i) any untrue statement or alleged untrue statement made by the Company in Section 1 of this Agreement; (ii) any untrue statement of any material fact contained in (A) any Preliminary Prospectus or the Prospectus or any amendment or supplement thereto, or (B) any application or other document, or amendment or supplement thereto, executed by the Company or based upon written information furnished by or on behalf of the Company filed in any jurisdiction in order to qualify the Shares under the securities or blue sky laws thereof or filed with any securities association or securities exchange (each an "APPLICATION"); or (iii) the omission to state in Section 1, any Preliminary Prospectus, the Prospectus or any amendment or supplement thereto, or any Application of a material fact required to be stated therein or necessary to make the statements therein not misleading; and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating, defending against or appearing as a third-party witness in connection with any such loss, claim, damage, liability or action; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of or is based upon an untrue statement or omission made in any Preliminary Prospectus, the Prospectus or any amendment or supplement thereto or any Application in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representative expressly for use therein.  The Company will not, without the prior written consent of the Representative, which shall not be unreasonably withheld, settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action, suit or proceeding (or related cause of action or portion thereof) in respect of which indemnification may be sought hereunder (whether or not any Underwriter is a party to such claim, action, suit or proceeding), unless such settlement, compromise or consent includes an unconditional release of each Underwriter from all liability arising out of such claim, action, suit or proceeding (or related cause of action or portion thereof).

(b) Each Underwriter, severally but not jointly, agrees to indemnify and hold harmless the Company against any actual losses, claims, damages or liabilities to which the Company may become subject under the Act or otherwise including reasonable attorneys’ fees, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any Preliminary Prospectus, the Prospectus or any amendment or supplement thereto, or any Application or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by such Underwriter through the Representative expressly for use therein; and will reimburse the Company for any legal or other expenses reasonably incurred by the Company in connection with investigating or defending any such loss, claim, damage, liability or action.

(c) Promptly after receipt by an indemnified party under subsection 8(a) or 8(b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve the indemnifying party from any liability which it may have to any indemnified party otherwise than under such subsection 8(a) or 8(b).  In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party); provided, however, that if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be one or more legal defenses available to it or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnifying party shall not have the right to assume the defense of such action on behalf of such indemnified party and such indemnified party shall have the right to select separate counsel to defend such action on behalf of such indemnified party.  After such notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof and approval by such indemnified party of counsel appointed to defend such action, the indemnifying party will not be liable to such indemnified party under this Section 8 for any legal or other expenses, other than reasonable costs of investigation, subsequently incurred by such indemnified party in connection with the defense thereof.  Nothing in this Section 8(c) shall preclude an indemnified party from participating at its own expense in the defense of any such action so assumed by the indemnifying party.

(d) If the indemnification provided for in this Section 8 is unavailable to or insufficient to hold harmless an indemnified party under subsection 8(a) or 8(b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other hand from the offering of the Shares.  If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under Section 8(c) above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and the Underwriters on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations.  The relative benefits received by the Company on the one hand and the Underwriters on the other hand shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters.  The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or the Underwriters on the other hand and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.  The Company and the Underwriters agree that it would not be just and equitable if contributions pursuant to this Section 8(d) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 8(d).  The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this Section 8(d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim.  Notwithstanding the provisions of this Section 8(d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.  The Underwriters' obligations in this Section 8(d) to contribute are several in proportion to their respective underwriting obligations and not joint.

(e) The obligations of the Company under this Section 8 shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to each officer, director and employee of the Underwriters and to each person, if any, who controls any Underwriter within the meaning of the Act or the Exchange Act; and the obligations of the Underwriters under this Section 8 shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company and to each person, if any, who controls the Company within the meaning of the Act or the Exchange Act.

9. Default of Underwriters.

(a) If any Underwriter defaults in its obligation to purchase Shares at a Time of Delivery, the Representative may in its discretion arrange for one or more other Underwriters and/or one or more other parties to purchase such Shares on the terms contained herein within thirty-six (36) hours after such default by any Underwriter.  In the event that, within the respective prescribed period, the Representative notifies the Company that they have so arranged for the purchase of such Shares, the Representative shall have the right to postpone a Time of Delivery for period of not more than seven (7) days in order to effect whatever changes may thereby be made necessary in the Prospectus or Registration Statement or with the FINRA OTC Bulletin Board application, or in any other documents or arrangements, and the Company agrees to file promptly any amendments to the Prospectus that in the Representative's opinion may thereby be made necessary.

(b) If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by the Representative as provided in Section 9(a) above, if any, the aggregate number of such Shares which remain does not exceed one-eleventh (1/11) of the aggregate number of Shares to be purchased at such Time of Delivery, then the Company shall have the right to require each non-defaulting Underwriter to purchase the number of Shares which such Underwriter agreed to purchase hereunder at such Time of Delivery and, in addition, to require each non-defaulting Underwriter to purchase its pro rata share (based on the number of Shares which such Underwriter agreed to purchase hereunder) of the Shares of such defaulting Underwriter or Underwriters for which such arrangements have not been made.

10. Termination.

(a) This Agreement may be terminated in the sole discretion of the Representative by notice to the Company given prior to the First Time of Delivery or any Subsequent Time of Delivery, respectively, in the event that (i) any condition to the obligations of the Underwriters set forth in Section 7 hereof has not been satisfied, or (ii) the Company shall have failed, refused or been unable to deliver the Firm Shares or the Company shall have failed, refused or been unable to perform all obligations and satisfy all conditions on its part to be performed or satisfied hereunder at or prior to such Time of Delivery, in either case other than by reason of a default by any of the Underwriters.  If this Agreement is terminated pursuant to this Section 10(a), the Company will reimburse the Underwriters severally upon demand for all reasonable out-of-pocket expenses (including counsel fees and disbursements) that shall have been incurred by them in connection with the proposed purchase and sale of the Shares.  Any termination pursuant to this Section 10(a) shall be without liability on the part of any Underwriter to the Company or on the part of the Company to any Underwriter, except for expenses to be paid by the Company pursuant to Section 6 hereof or reimbursed by the Company pursuant to this Section 10(a) and except as to indemnification and contribution to the extent provided in Section 8 hereof.

(b) If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters as provided in Section 9(a), the aggregate number of such Shares which remain unpurchased exceed one-eleventh (1/11) of the aggregate number of Shares to be purchased at such Time of Delivery, then this Agreement (or, with respect to a Subsequent Time of Delivery, the obligations of the Underwriters to purchase and of the Company to sell the Option Shares) shall thereupon terminate, without liability on the part of any non-defaulting Underwriter or the Company, except for the expenses to be borne by the Company and the Underwriters as provided in Section 6 hereof and the indemnity and contribution agreements in Section 8 hereof; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

11. Survival.  The respective indemnities, agreements, representations, warranties and other statements of the Company, its officers and the several Underwriters, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Underwriter or any controlling person referred to in Section 8(f) or the Company, or any officer or director or controlling person of the Company referred to in Section 8(f), and shall survive delivery of and payment for the Shares.  The respective agreements, covenants, indemnities and other statements set forth in Sections 6 and 8 hereof shall remain in full force and effect, regardless of any termination or cancellation of this Agreement.

12. Notices.  All communications hereunder shall be in writing and, if sent to any of the Underwriters, shall be sufficient in all respects if mailed, delivered or telecopied and confirmed in writing to National Securities Corporation Corporation, 330 Madison Avenue, New York, NY 10017, Attention Sagiv Shiv  (with a copy to Hodgson Russ LLP, 1540 Broadway, 24th Floor, New York, New York, 10036 (Fax No.(212) 751-0928), Attention: Stephen A. Weiss, Esq.); if to the Company, shall be sufficient in all respects if mailed, delivered or telecopied and confirmed in writing to Midas Medici Group Holdings, Inc., 445 Park Avenue, New York, NY 10022 (Fax No.  (212)792-0920), Attention: Nana Baffour, Chief Executive Officer (with a copy to Sichenzia Ross Friedman Ference LLP, 61 Broadway, New York, NY 10006 (Fax No.  (212) 930-9725, Attention: Thomas A. Rose, Esq.).

13. Binding Effect.  This Agreement shall be binding upon, and inure solely to the benefit of, the Underwriters, the Company and, to the extent provided in Sections 8 and 11 hereof, the officers, directors and employees and controlling persons referred to therein and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement.  No purchaser of any of the Shares from any Underwriter shall be deemed a successor or assign by reason merely of such purchase.

14. Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of New York without giving effect to any provisions regarding conflicts of laws.

15. Counterparts.  This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

[SIGNATURES APPEAR ON THE FOLLOWING PAGE]

If the foregoing is in accordance with your understanding of our agreement, please sign and return to us one of the counterparts hereof, and upon the acceptance hereof by the Representative, on behalf of each of the Underwriters, this letter will constitute a binding agreement among the Underwriters and the Company.  It is understood that your acceptance of this letter on behalf of each of the Underwriters is pursuant to the authority set forth in the Agreement among Underwriters, a copy of which shall be submitted to the Company for examination, upon request, but without warranty on your part as to the authority of the signers thereof.

Very truly yours,

MIDAS MEDICI GROUP HOLDINGS, INC.

By:

 _______________________________
 Name:
 Title:

The foregoing Agreement is hereby confirmed and accepted as of the date first written above.

NATIONAL SECURITIES CORPORATION

By:

 _______________________________
 Name:
 Title:

On behalf of each of the Underwriters

SCHEDULE I
Underwriter	Firm Shares to Be Purchased	Option Shares to be Purchase if Maximum Option Shares Sold

National Securities Corporation

Ardour Captial Investments, LLC
Total:

EXHIBIT A

FORM OF LOCK-UP AGREEMENT

MIDAS MEDICI GROUP HOLDINGS, INC.
LOCK-UP AGREEMENT

___________, 2010

NATIONAL SECURITIES CORPORATION
[As Representative (the "REPRESENTATIVE") of the Several
 Underwriters Named in Schedule I Hereto]
330 Madison Ave.
New York, NY 10017

Ladies and Gentlemen:

 The undersigned understands that you, as Representative of the several underwriters (the "UNDERWRITERS"), propose to enter into an underwriting agreement (the "UNDERWRITING AGREEMENT") with Midas Medici Group Holdings, Inc.  (the “COMPANY") providing for the public offering (the "PUBLIC OFFERING") by the Underwriters, including yourself, of common stock of the Company (the "COMMON STOCK").  In consideration of the Underwriters' agreement to purchase and make the Public Offering of the Common Stock, and for other good and valuable consideration, receipt of which is hereby acknowledged, the undersigned hereby agrees, for a period of 365 days after the First Time of Delivery, as such term is defined in the Underwriting Agreement (the "LOCK-UP PERIOD"), not to, and will cause any spouse or immediate family member living in the undersigned’s household not to, sell, offer to sell, solicit an offer to buy, contract to sell, encumber, distribute, pledge, grant any option for the sale of, or otherwise transfer or dispose of, directly or indirectly, in one or a series of transactions (collectively, a “DISPOSITION"), any shares of Common Stock or any securities convertible or exercisable into or exchangeable for shares of Common Stock (collectively, “SECURITIES"), now owned (either of record or beneficially as defined in Rule 13d-3 promulgated under the Exchange Act of 1934, as amended) or hereafter acquired by the undersigned or with respect to which the undersigned has acquired or hereafter acquires the power of disposition, without the prior written consent of the Representative.

Prior to the expiration of the Lock-Up Period, the undersigned agrees that it will not publicly announce or disclose any intention to take any action after the expiration of such period which the undersigned is prohibited, as provided in the preceding sentence, from taking during the Lock-Up Period.  The undersigned acknowledges and agrees that the restrictions above are expressly agreed to preclude the holder of the Securities from engaging in any hedging or other transaction which is designed to, or reasonably expected to, lead to or result in a Disposition of Securities (or the economic equivalent thereof) during the Lock-Up Period even if such Securities would be disposed of by someone other than the undersigned.  Such prohibited hedging or other transactions would include, without limitation, any short sale (whether or not against the box) or any purchase, sale or grant of any right (including, without limitation, any put or call option) with respect to any Securities or with respect to any security (other than a broad-based market basket or index) that includes, relates to or derives any significant part of its value from the Securities.  The undersigned hereby also agrees and consents to the entry of stop transfer instructions with the Company's transfer agent against the transfer of the Securities held by the undersigned except in compliance with the Lock-Up Agreement.  It is understood that, if the Underwriting Agreement is not executed, or if the Underwriting Agreement shall terminate or be terminated prior to payment for and delivery of the Common Stock the subject thereof, this Lock-Up Agreement shall automatically terminate and be of no further force or effect.  This Lock-Up Agreement shall be governed by and construed in accordance with the laws of the State of New York (without giving effect to its conflict of laws provisions).

Very truly yours,

___________________________________
Name:

EXHIBIT UW

FORM OF UNDERWRITER’S WARRANT